DOVER

First Quarter 2012
Earnings Conference Call

April 18, 2012 - 9:00am CT

We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties. We caution everyone to be guided in their analysis of Dover Corporation by referring to our Form 10-K for a list of factors that could cause our results to differ from those anticipated in any such forward-looking statements.

We would also direct your attention to our internet site, www.dovercorporation.com, where considerably more information can be found.

Dover's Q1 2012 Performance

Continuing Earnings Per Share



$1.40
$1.30
$1.20
$1.10
$1.00
$0.90
$0.80
$0.70
$0.60
$0.50
$0.40
Adjusted continuing earnings per share
Discrete tax benefits
FY $3.65
FY $4.48
Q1
Q2
Q3*
Q4*
Q1*
Q2*
Q3*
Q4*
Q1
2010
2011
2012

* Includes discrete & other tax benefits of $0.20 EPS in Q3 2010, $0.07 in Q4 2010, $0.04 in Q1 2011, $0.12 in Q2 2011, $0.01 in Q3 2011 and $0.05 in Q4 2011

	Q1	Q1/Q1
Revenue	$ 2.1B	14%
EPS (cont.)	$1.05	14%
Bookings	$2.2B	7%
Seg. Margins	16.2%	flat
Organic Rev.		9%
Acq. Growth		5%
FCF (a)	$89M	34%

Quarterly Comments

- Results are driven by strong energy, refrigeration, handsets, fluids and industrial end-markets
- Strong organic revenue growth continues in Energy (up 23%) , with solid growth in Engineered Systems and Communication Technologies (up 12% and 7%, respectively)
- Segment operating margin of 16.2% was driven by strong leverage on volume at Energy and Engineered Systems
- Seasonal upswing in many of our businesses resulting in a solid book-to-bill of 1.06

(a) See Press Release filed under Form 8-K for free cash flow reconciliation

Revenue

Q1 2012	Communication Technologies	Energy	Engineered Systems	Printing & Identification	Total Dover
Organic	7%	23%	12%	-9%	9%
Acquisitions	26%	2%	2%	-	5%
Currency	-	-	-	-2%	-
Total	33%	25%	14%	-11%	14%

Sequential Results – Q4 11 / Q1 12


Revenue
$ in millions
$900
$600
$300
$0
↓ 10%
$396
$358
↑ 4%
$510
$532
↑ 12%
$163
$569
$180
$642
↓ 4%
$368
$352
DCT Q4
DCT Q1
DE Q4
DE Q1
DES Q4
DES Q1
DPI Q4
DPI Q1


Bookings
$900
$600
$300
$0
↑ 2%
$350
$356
↑ 13%
$520
$586
↑ 14%
$159
$624
$185
$712
↓ 2%
$354
$347
DCT Q4
DCT Q1
DE Q4
DE Q1
DES Q4
DES Q1
DPI Q4
DPI Q1
Fluid Solutions
Refrigeration & Industrial

Quarterly Comments

- Revenue growth was led by strong handset, life science and aerospace/industrial, partially offset by soft telecom/other market
- Margin impacted by lower telecom volume, production ramp challenges at Sound Solutions and timing of orders on new design wins
- Bookings growth led by MEMS handset market and aerospace
- Book-to-bill at 1.00

$ in millions

	Q1 2012	Q1 2011	% Change
Revenue	$358	$270	+33%
Earnings	$ 46	$ 47	-2%
Margin	13.0%	17.6%	-460 bps
Bookings	$356	$275	+30%

Revenue by End-Market	% of Q1 Revenue	Y / Y Growth
Handsets	37%	171%*
Life Sciences	18%	14%
Aerospace / Industrial	16%	1%
Military / Defense	15%	9%
Telecom / Other	14%	-13%

* Growth was 25% excluding Sound Solutions

Quarterly Comments

- Revenue and earnings growth were broad-based across all end-markets
- Average NA rig count grew double-digit over prior year and continued the shift toward oil providing strong business climate
- Operating margin of 24.9% reflects strong conversion
- Bookings growth in all end-markets, led by production and drilling
- Book-to-bill at 1.10

$ in millions

	Q1 2012	Q1 2011	% Change
Revenue	$532	$425	+25%
Earnings	$132	$ 93	+42%
Margin	24.9%	21.9%	+300 bps
Bookings	$586	$495	+18%

Revenue by End-Market	% of Q1 Revenue	Y / Y Growth
Drilling	22%	30%
Production	52%	29%
Downstream	26%	14%

Quarterly Comments

- Revenue growth was broad-based with strong performances in all end-markets, most notably Refrigeration & Food Equipment
- Strong earnings leverage and improved operating margin across the segment
- Bookings up 8%, as most businesses saw growth, led by Refrigeration & food Equipment and Fluids
- Book-to-bill at 1.09

$ in millions

	Q1 2012	Q1 2011	% Change
Revenue	$822	$723	+ 14%
Earnings	$122	$ 98	+24%
Margin	14.9%	13.6%	+130 bps
Bookings	$896	$833	+8%

Revenue by End-Market	% of Q1 Revenue	Y / Y Growth
Fluids	22%	11%
Refrigeration & Food Equipment	40%	21%
Industrial	38%	8%

Quarterly Comments

$ in millions

- Revenue and earnings decline driven by weak electronics markets, especially alternative energy and semi-con; Product ID up 3% organically
- Operating margin decline reflects volume decreases, product mix and continued investment in sales and engineering
- Bookings reflect difficult comps in solar and semi; bookings for businesses serving fast moving consumer goods and industrial markets remain stable
- Book-to-bill at 0.99

	Q1 2012	Q1 2011	% Change
Revenue	$352	$395	-11%
Earnings	$ 33	$ 55	-40%
Margin	9.3%	13.8%	-450 bps
Bookings	$347	$439	-21%

Revenue by End-Market	% of Q1 Revenue	Y / Y Growth
Fast Moving Consumer Goods	38%	2%
Industrial	26%	3%
Electronics	36%	-27%

Q1 2012 Overview

	Q1 2012
Net Interest Expense	$30.0 million, up $2 million from last year, due to higher outstanding long-term debt
Corporate Expense	$37.0 million, essentially flat with last year, and in-line with expectations
Effective Tax Rate (ETR)	Q1 rate was 26.2%, largely in-line with expectations.

FY 2012 Guidance – Revenue Growth by Segment

	2012F Organic Growth	2012F Acquisition Growth*	Total
Communication Technologies	11% - 13%	10% - 12%	21% - 25%
Energy	9% - 11%	≈ 2%	11% - 13%
Engineered Systems	4% - 6%	≈ 6%	10% - 12%
Printing & Identification	(1%) - (2%)	-	(1%) - (2%)
Total	**5% - 7%**	**≈ 5%**	**10% - 12%**

* Includes completed deals only

FY 2012 Guidance

- **Revenue:**
  - Organic revenue: ≈ 5% - 7%
  - Acquisitions: ≈ 5%
  - Total revenue: ≈ 10% - 12%
- **Corporate expense:** ≈ $145 million
- **Interest expense:** ≈ $118 million
- **Full-Year Tax Rate:** ≈ 26.5% - 27.0%
- **Capital expenditures:** ≈ 3.5% - 3.8% of rev.
- **FCF for full year:** ≈ 10% of revenue

2012 EPS from continuing ops: $4.80 – $5.00

2012 EPS Guidance Bridge - Cont. Ops

2011 EPS – Continuing Ops	**$4.48**
• Less 2011 tax benefits (1):	($0.22)
2011 Adjusted EPS – Continuing Ops	**$4.26**
• Volume, mix, price (inc. FX):	$0.33 - $0.49
• Net benefits of productivity:	$0.19 - $0.29
• Acquisitions:	$0.18 - $0.22
• Investment / Compensation:	($0.17 - $0.27)
• Corporate expense:	($0.02)
• Interest / Shares / Tax Rate:	$0.03
2012 EPS – Continuing Ops	**$4.80 - $5.00**

2012 EPS from continuing ops. up 15% at mid-point

(1) $0.04 in Q1 2011, $0.12 in Q2 2011, $0.01 in Q3 2011 and $0.05 in Q4 2011